UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 22, 2008
INVERNESS MEDICAL INNOVATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16789	04-3565120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
51 Sawyer Road, Suite 200
Waltham, Massachusetts 02453
(Address of principal executive offices) (Zip Code)
(781) 647-3900
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01     Transfer of Listing.
On December 22, 2008, Inverness Medical Innovations, Inc. (the “Company”) announced its intention to transfer the listing of its Common Stock and Series B Convertible Perpetual Preferred Stock (“Series B Preferred Stock”) from the NYSE Alternext US LLC (formerly the American Stock Exchange) (“Alternext”) to the New York Stock Exchange (the “NYSE”), and took definitive action to cause the transfer by filing its listing application with NYSE and informing Alternext of its intention to delist its securities from Alternext. Upon transfer to the NYSE, which is currently expected to occur on or about January 6, 2009, the Company’s Common Stock will continue to trade under the symbol, “IMA” and its Series B Preferred Stock will continue to trade under the symbol, “IMA.PR.B”.
The Company’s press release announcing the transfer of its listing is furnished as Exhibit 99.1 hereto.
Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 22, 2008, entitled “Inverness Medical Innovations Plans Move to NYSE”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVERNESS MEDICAL INNOVATIONS, INC.
By:	/s/ Jay McNamara
Jay McNamara
Senior Counsel -- Corporate & Finance

Date: December 23, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 22, 2008, entitled “Inverness Medical Innovations Plans Move to NYSE”